Exhibit 10.4

Dated:	20

JANE SERGI
(“the Landlord”)
-and-
UNIVERSAL BIOSENSORS PTY LTD
[ACN 098 234 309]
(“the Tenant”)

LEASE

Premises:	103 Ricketts Road
Mount Waverley, Victoria, 3149
OAKLEY THOMPSON & CO.
Solicitors & Consultants
Level 17
500 Collins Street
MELBOURNE VIC 3000
Tel: (03) 8676 0222
Fax: (03) 8676 0275
DX 30975 Stock Exchange
Ref: SC:KD:2004 0589

This document has been prepared by the Law Institute of Victoria for use by solicitors only and is nat for sale to the public.
It may require to be added to or amended to ensure its suitability for a particular transaction.
For that reason this document should only be used by a solicitor.

COPYRIGHT
Law Institute of Victoria
May 2000 Revision
LEASE OF REAL ESTATE
(WITH GUARANTEE & INDEMNITY)
(Commercial Property)

The Landlord leases the Premises to the Tenant for the Term and at the Rent and on the conditions set out in this lease.

The Guarantor, if any, agrees to be bound by the Guarantor’s obligations set out in this lease. EXECUTED AS A DEED ON
DATE:
To be executed under seal	EXECUTION & ATTESTATION:

	EXECUTED by JANE SERGI in the presence	)
	of:	)
)

Signature of Witness

Name of Witness [please print]

EXECUTED by UNIVERSAL BIOSENSORS PTY LTD	)
(ACN 098 234 309) in a manner	)
authorised by the Corporations Act with the authority of the director(s):	)

/s/ Denis Hanley	/s/ Ian Bennett

Signature of Director/Secretary	Signature of Secretary

Denis Hanley	Ian Bennett

Name of Director/Secretary in full	Name of Secretary in full
[Delete if not applicable]	[Delete if not applicable]

This document has been prepared by the Law Institute at Victoria for use by solicitors only and is not for sale to the public.
It may require to be added to or amended to ansure its suitabilily tor a particular transaction.
For that reason this document should only be used by a solicitor.
LEASE OF REAL ESTATE
COPYRIGHT
Law Institute of Victoria
May 2000 Revision
CONDITIONS

     DEFINITIONS AND INTERPRETATION
     This lease is to be interpreted according to the following rules.
1.1	The listed expressions have the meaning set out opposite them:

EXPRESSION	MEANING
guarantor	the person named in item 3

item	an item in the schedule to this lease

landlord	the person named in item 1, or any other person who will be entitied to possession of the premises when this lease ends’

landlord’s installations	the installations listed in item 5 and those installed by the landlord after the lease starts

premises	the land and buildings described in item 4 and the landlord’s installations

rent	the amount in item 6, or as varied in accordance with this lease

tenant	the person named in item 2, or any person to whom the lease has been transferred

tenant’s installations	the installations listed in item 7 and those installed by the tenant after the lease starts

term	the period stated in item 8

valuer	a person holding the qualifications or experience specified under section 13DA(1A) of the Valuation of Land Act 1960.

Act	the Retail Tenancies Reform Act 1998.
1.2	References to laws include regulations, instruments and by-laws and all other subordinate legislation or orders made by any authority with jurisdiction over the premises. Illegal means contrary to a law as defined in this sub-clause.

1.3	This lease must be interpreted so that it complies with all laws applicable in Victoria. If any provision of this lease does not comply with any law, then the provision must be read down so as to give it as much effect as possible. If it is not possible to give the provision any effect at all, then it must be severed from the rest of the lease.

1.4	The law of Victoria applies to this lease.

1.5	Any change to this lease must be in writing and signed by the parties.

1.6	An obligation imposed by this lease on or in favour of more than one person binds or benefits all of them jointly and each of them individually.

1.7	The use of one gender includes the others and the singular includes the plural and vice versa.

1.8	If the landlord, tenant or guarantor is an individual, this lease binds that person’s legal personal representative. If any of them is a corporation, this lease binds its transferees.

1.9	This lease, including all guarantees and indemnities is delivered and operates as a deed.
2	TENANT’S OBLIGATIONS
2.1	The tenant must:
2.1.1	pay the rent without any deductions to the landlord on the days and in the way stated in item 9. No demand for rent is necessary and the landlord may direct in writing that the rent be paid to another person.

2.1.2	pay when due the outgoings listed in item 10 for which the tenant receives notices directly, and reimburse within 7 days those which the landlord requests; but:
(a)	land tax, if it is one of the outgoings, is to be calculated on a single holding basis, as if the landlord were not an absentee; and

(b)	the tenant is not obliged to pay special fees or charges for capital items levied by a body corporate.
2.1.3	produce receipts for paid outgoings within 7 days of a request.

2.1.4	pay when due all charges for the provision of services to the premises including gas, electricity, water and telephone.

2.1.5	pay when due the expenses of operating, maintaining and repairing any heating or air conditioning equipment serving the premises but excluding expenses of a capital nature.

2.1.6	comply with the landlord’s requirements in relation to any of the landlord’s installations or any services provided by the landlord.

2.1.7	pay or reimburse within 7 days of a request the premiums and charges for the following insurance policies taken out by the landlord:
(a)	damage to and destruction of the premises, for their full replacement value, for the risks listed in item 11,

(b)	removal of debris,

(c)	breakdown of the landlord’s installations,

(d)	breakage of glass,

(e)	~~public-risk for the amount stated in item 12, or if nono is stated, for $10 million~~, and

(f)	loss of rent and outgoings for the period stated in item 13, or if none is stated, for 6 months, but if the Act applies, only to the extent permitted by the Act.
2.1.8	pay when due the costs of removal of waste and sewage.

2.1.9	pay the appropriate apportionment of the outgoings listed in item 10 and the premiums referred to in clause 2.1.7 at the start and end of the term, and in each of these cases the landlord must produce the relevant assessments and invoices to support the calculation.

2.1.10	pay on demand interest at the rate stated in item 14 on any rent or other money which the tenant has not paid within 7 days of the due date. Interest is to be calculated daily from the due date and continues until the overdue money is paid.

2.1.11	pay on demand the landlord’s reasonable expenses of:
(a)	compliance with the landlord’s disclosure obligations under section 8 of the Act (If applicable).

(b)	the negotiation, preparation, settling, execution and stamping of this lease.

(c)	obtaining the consent of the landlord’s mortgagee (including a chargee or debenture holder) to this lease.

(d)	change, transfer, surrender or ending of this lease, except at the end of the term, or where the change occurs at the landlord’s request.

(e)	the subletting of the premises.

(f)	any breach of this lease by the tenant.

(g)	the exercise or attempted exercise by the landlord of any right or remedy against the tenant, but, if the Act applies, only to the extent to which the Act permits recovery.
2.1.12	pay the stamp duty on this lease, on any renewal, and any additional stamp duty after a review of rent.

2.1.13	comply with all laws relating to the use or occupation of the premises.

2.2	The tenant must not, and must not let anyone else:

2.2.1	use the premises except for the permitted use stated in item 15.

2.2.2	use the premises for any illegal purpose.

2.2.3	carry on any noxious or offensive activity on the premises.

2.2.4	do anything which might cause nuisance, damage or disturbance to a tenant, occupier or owner of any adjacent property.

2.2.5	conduct an auction or public meeting on the premises.

2.2.6	use radio, television or other sound-producing equipment at a volume that can be heard outside the premises.

2.2.7	do anything which might affect any insurance policy relating to the premises by causing: .

— it to become void or voidable or;

— any claim on it being rejected or;

— a premium to be increased.

2.2.8	keep or use chemicals, inflammable fluids, acids, or other hazardous things on the premises except for the permitted use, or create fire hazards.

2.2.9	place any sign on the exterior of the premises without the landlord’s written consent.

2.2.10	make any alteration or addition to the premises without the landlord’s written consent. Consent is entirely in the landlord’s discretion.

2.2.11	install any fixtures or fittings, except those necessary for the permitted use, without the landlord’s written consent.

2.2.12	bring onto the premises any object which by its nature or weight might cause damage to the premises, without the landlord’s written consent.

2.2.13	except in an emergency, interfere with any of the services or equipment in the premises or in any property of which the premises form part.
2.3	The tenant must:
2.3.1	take out and keep current an insurance cover in the names of the landlord and the tenant for public risk for the amount stated in item 12, or if none is stated, for $10 million, or other sum reasonably specified from time to time by the landlord, with an extension which includes the indemnities given by the tenant to the landlord in this lease.

2.3.2	maintain the insurance cover with an insurer approved by the landlord, but the landlord must not withhold approval unreasonably.

2.3.3	ensure that each insurance policy requires the insurer to give 21 days written notice of cancellation to the landlord before cancelling or refusing to renew the policy.

2.3.4	produce satisfactory evidence of insurance cover on written request by the landlord.
3	REPAIRS AND MAINTENANCE
3.1	In this clause, if this lease is a renewal under an option in an earlier lease (whether or not the renewal is, or an earlier renewal was, on terms substantially different to those of the option), “start of the lease” means the starting date of the first lease to contain an option for renewal.

3.2	Except for fair wear and tear and subject to clause 3.4, the tenant must keep the premises in the same condition as at the start of the lease and properly cleaned, repaired and maintained. The tenant must also comply with all notices or orders affecting the premises which are issued during the term.

3.3	In addition to its obligations under clause 3.2, the tenant must:
3.3.1	refinish all finished surfaces and renew all office carpets in a workmanlike manner with as good quality materials as previously at least once every 5 years during the term and any other term.

3.3.2	keep the premises free from rubbish, keep waste in proper containers and have it removed regularly.

3.3.3	immediately replace glass which becomes cracked or broken with glass of the same thickness and quality.

3.3.4	immediately repair defective windows, lights, doors, locks and fastenings, and replace missing light-globes and fluorescent tubes, keys and keycards.

3.3.5	maintain in working order all plumbing, drainage, gas, electric, solar and sewerage installations and fire protection apparatus.

3.3.6	promptly give written notice to the landlord or the landlord’s agent of:
(a)	damage to the premises or of any defect in the structure of or any of the services to the premises

(b)	service by any authority of a notice or order affecting the premises

(c)	any hazards threatening or affecting the premises

(d)	any hazards arising from the premises for which the landlord might be liable.
3.3.7	immediately make good damage caused to adjacent property by the tenant or its employees, agents, contractors, customers or visitors.

3.3.8	permit the landlord, its agents or workmen to enter the premises during normal business hours, after giving reasonable notice except in cases of emergency:
(a)	to inspect the premises,

(b)	to carry out repairs or agreed alterations, and

(c)	to do anything necessary to comply with notices or orders of any authority, bringing any necessary equipment.
3.3.9	carry out repairs within 14 days of being served with a written notice of any defect or lack of repair which the tenant is obliged to make good under this lease. If the tenant does not comply with the notice, the landlord may carry out the repairs and the tenant must repay the cost to the landlord on demand.

3.3.10	only use persons approved by the landlord to repair and maintain the premises

3.3.11	take all precautions required by law against fire, but not if this requires structural alterations or installation of equipment unless they are required by the nature of the tenant’s use of the premises.

3.3.12	comply with all reasonable directions of the landlord or the insurer of the premises as to the prevention, detection and limitation of fire.

3.3.13	on vacating the premises, remove all signs and make good any damage caused by the removal.

3.3.14	take reasonable precautions to secure the premises and their contents from theft, keep all doors and windows locked when the premises are not in use, and comply with the landlord’s directions for the use and return of keys or keycards.

3.3.15	permit the landlord or its agent access to the premises at reasonable times by appointment to show the premises:
(a)	to prospective purchasers at any time during the term; and

(b)	to prospective tenants within 3 months before the end of the term, and to affix “for sale” or “to let” signs in a way that does not unduly interfere with the permitted use.
3.3.16	refund on demand all increases in insurance premiums paid by the landlord as the result of the tenant’s use of the premises.

3.3.17	carry on its business efficiently and keep the premises open during the business hours which are normal for the permitted use.

3.3.18	maintain the grounds and gardens of the premises in good condition, tidy, free from weeds and well watered.
3.4	The tenant is not obliged:
3.4.1	to repair damage against which the landlord must insure under clause 6.2 unless the landlord loses the benefit of the insurance because of acts or omissions by the tenant or the tenant’s employees, agents, contractors, customers or visitors.

3.4.2	to carry out structural repairs or make payments of a capital nature unless the need for them results from:
(a)	negligence by the tenant or the tenant’s employees, agents, contractors, customers or visitors; or

(b)	failure by the tenant to perform its obligations under this lease; or

(c)	the tenant’s use of the premises.
4	LEASE TRANSFERS AND SUBLETTING
4.1	The tenant must not transfer this lease or sublet the premises without the landlord’s written consent, and section 144 of the Property Law Act 1958 and clause 9.1 do not apply.
4.2	The landlord:
4.2.1	subject to sub-clause 4.2.2, must not unreasonably withhold consent to a transfer of this lease or a sublease of the premises if the tenant has complied with the requirements of clause 4.3.

4.2.2	may withhold consent at the landlord’s discretion if the Act does not apply, and a transfer of this lease would result in the Act applying, or applying if this lease is renewed for a further term.
4.3	To obtain the landlord’s consent to a transfer or sublease the tenant must -
4.3.1	ask the landlord in writing to consent to the transfer or sublease,

4.3.2	give the landlord
(a)	in relation to each proposed new tenant or sub-tenant -

— its name and address

— two written references as to its financial circumstances

— two written references as to its business experience

(b)	a copy of the proposed document of transfer or sublease.
4.3.3	If the Act applies and -
(a)	the tenant has complied with this clause 4.3, and

(b)	the landlord fails to respond by giving or withholding consent within 21 days, then the landlord is to be taken as having consented.

4.3.4	If the Act does not apply, the landlord may request any additional information reasonably required to enable it to make a decision.
4.4	If the landlord consents to the transfer or sublease, the landlord, tenant and new tenant or sub-tenant and the guarantor must execute the documents submitted under sub-clause 4.3.2(b). The new tenant or sub-tenant and the directors of them if they are corporations must execute a deed binding each of them to carry out the obligations of the tenant under this lease and a guarantee and indemnity in the form of clause 15.

4.5	The tenant must pay the landlord’s reasonable expenses incurred in connection with an application for consent or the granting of consent and the completion of the documents, as well as the stamp duty on the documents.

4.6	The tenant must not give up possession or share occupancy of the premises or grant a licence to anyone else without the landlord’s written consent, which may be given or withheld in the landlord’s discretion.

4.7	The obligations to the landlord of every tenant who has transferred this lease continue until this lease ends. They do not continue into any period of overholding after this lease ends, nor into any renewed term: at those times they are the responsibility only of the tenant in possession. This clause does not prevent the landlord from enforcing rights which arise before this lease ends.
5	GENERAL AGREEMENTS BETWEEN LANDLORD AND TENANT
5.1	When the term ends, the tenant must -
5.1.1	return possession of the premises to the landlord in clean and repaired condition as required by this lease, and

5.1.2	remove the tenant’s installations and other property from the premises and make good any damage caused in removing it.
If the tenant leaves any of its installations or other property on the premises after the end of the lease, unless the landlord and tenant agree otherwise, that property will be considered abandoned and will become the property of the landlord.

5.2	The tenant indemnifies the landlord against any claim resulting from any act or failure to act by the tenant or its employees, agents, contractors, customers or visitors while using the premises.

5.3	The tenant —
5.3.1	uses and occupies the premises at its own risk; and

5.3.2	releases the landlord from and indemnifies the landlord against all claims resulting from accidents occurring on the premises except in those cases where the accident is caused by the landlord or a person for whom the landlord is responsible.
6	LANDLORD’S OBLIGATIONS
6.1	The landlord must give the tenant quiet possession of the premises without any interruption by the landlord or anyone connected with the landlord as long as the tenant does what it must under this lease.

6.2	The landlord must take out policies of insurance against the risks listed in item 11 at the start of the term and must keep them current as long as the tenant pays or reimburses the premiums and charges for those covered by the tenant’s obligations in sub-clause 2.1.7.

6.3	The landlord must, subject to clause 2.1.11(c), obtain the written consent to this lease of all mortgagees or debenture holders whose interests would otherwise have priority over this lease.
7	EVENTS OF DEFAULT AND LANDLORD’S RIGHTS
7.1	The landlord may re-enter the premises and end this lease if -
7.1.1	the tenant does not pay the rent for 14 days — no demand is necessary; or

7.1.2	the tenant does not meet its obligations under this lease; or

7.1.3	the tenant—
(a)	becomes bankrupt, or

(b)	takes or tries to take advantage of Part X of the Bankruptcy Act, or

(c)	makes an assignment for the benefit of its creditors, or

(d)	enters into a composition or arrangement with its creditors, or

(e)	is unable to pay its debts when they fall due; or
7.1.4	the tenant is a corporation and -
(a)	an order is made or a resolution is passed to wind it up except for reconstruction or amalgamation, or

(b)	goes into liquidation, or

(c)	is placed under official management, or

(d)	has a receiver, including a provisional receiver, or receiver and manager of any of its assets or an administrator appointed, or

(e)	has an inspector appointed under the Australian Securities and Investments Commission Act, or

(f)	without the landlord’s written consent, there is a different person in effective control of the tenant as a result of changes in -
(i)	membership of the company or its holding company;

(ii)	beneficial ownership of the shares in the company or its holding company;

(iii)	beneficial ownership of the business or assets of the company, but this paragraph does not apply if the tenant is a public company listed on an Australian stock exchange, or a subsidiary of one; or
7.1.5	a warrant issued by a court to satisfy a judgment is not satisfied within 30 days of being issued; or

7.1.6	the tenant, without the landlord’s written consent -
(a)	discontinues its business on the premises, or

(b)	leaves the premises unoccupied for 7 days.
7.2	Re-entry by the landlord ends this lease, but the landlord retains the right to sue the tenant for unpaid money or for damages for breaches of its obligations under this lease.

7.3	For the purpose of section 146(1) of the Property Law Act 1958, 14 days is fixed as the period within which the tenant must remedy a breach capable of remedy and make reasonable compensation in money.

7.4	Breach by the tenant of any of the following clauses of this lease is a breach of an essential term: 2.1.1, 2.1.2, 2.1.7, 2.1.12, 2.2.1, 2.2.2, 2.3, 3.2, 3.3.6, 3.3.8, 3.3.9, 3.3.12, 3.3.16, 3.3.17, 4.1, 4.6 and 13.1 and any additional provision set out in item 22.

7.5	Even though the landlord does not exercise its rights under this lease on one occasion, it may do so on any later occasion.
8	DESTRUCTION OR DAMAGE
8.1	If the premises are damaged so that they cannot be used for the permitted use —
8.1.1	a fair portion of the rent and outgoings is to be suspended until the premises are again wholly fit for the permitted use,

8.1.2	the suspended portion of the rent and outgoings must be proportional to the nature and extent of the damage.
8.2	If the premises are partly destroyed, but not substantially destroyed, the landlord must reinstate the premises as soon as reasonably practicable.

8.3	If the premises are wholly or substantially destroyed —
8.3.1	the landlord is not obliged to reinstate the premises and

8.3.2	if the reinstatement does not start within 3 months, or is not complete within 6 months, the landlord or the tenant may end this lease by giving the other written notice.
8.4	The tenant will not be entitled to suspension of rent or outgoings under sub-clause 8.1.1 nor to end the lease under sub-clause 8.3.2 if payment of an insurance claim is property refused in respect of the damage or destruction because of any act or omission by the tenant, or its employees, agents, contractors, customers or visitors, and the landlord will not be obliged to reinstate the premises under clause 8.2.

8.5	If the Act does not apply and there is a dispute under this clause, either party may request the senior office-bearer of the Australian Property Institute — Victorian Division to nominate a practising valuer member of that Institute to determine the dispute as an expert or the parties may refer the dispute to mediation under clause 16.

9	CONSENTS AND WARRANTIES BY THE PARTIES
9.1	The landlord must not unreasonably withhold its consent to any act by the tenant which needs consent unless any other clause provides otherwise, but -
9.1.1	the landlord may impose reasonable conditions before consenting and

9.1.2	the tenant must reimburse the landlord’s reasonable expenses resulting from an application for its consent, including fees paid to consultants.
9.2	This lease, together with the attached disclosure statement if there is one, contains the whole agreement of the parties. Neither party is entitled to rely on any warranty or statement in relation to

— the conditions on which this lease has been agreed,

— the provisions of this lease or

— the premises

which is not contained in those documents.
10	OVERHOLDING AND ABANDONMENT OF THE PREMISES
10.1	If the tenant remains in possession of the premises without objection by the landlord after the end of the term :
10.1.1	the tenant, without any need for written notice of any kind, is a monthly tenant on the conditions in this lease, modified so as to apply to a monthly tenancy;

10.1.2	either party may end the tenancy by giving one month’s written notice to the other at anytime;

10.1.3	the monthly rent starts at one twelfth of the annual rent which the tenant was paying immediately before the term ended unless a different rent has been agreed; and

10.1.4	the landlord may increase the monthly rent by giving the tenant one month’s written notice.
10.2	If the tenant vacates the premises during the term, whether or not it ceases to pay rent:
10.2.1	the landlord may:
(a)	accept the keys,

(b)	enter the premises to inspect, maintain or repair them, or

(c)	show the premises to prospective tenants or purchasers,
without this being re-entry or waiver of the landlord’s rights to recover rent or other money under this lease.

10.2.2	this lease continues until a new tenant takes possession of the premises, unless the landlord:
(a)	accepts a surrender of the lease, or

(b)	notifies the tenant in writing that a breach by the tenant is being treated as a repudiation of the lease, or

(c)	ends the lease by re-entry.
11	RENT REVIEWS TO MARKET
11.1	In this clause “review period” means the period following each review date listed in item 16 until the next review date or until the end of this lease.

The review procedure on each review date is -
11.1.1	Each review of rent may be initiated by either party unless item 17 states otherwise but. if the Act applies and requires that the review be compulsory and not optional, the review is compulsory.

11.1.2	A party may initiate a review by giving the other party a written notice stating the market rent which it proposes for the review period. If the party receiving the notice does not object in writing to the proposed market rent within 14 days, it becomes the rent for the review period.

11.1.3	If:
•	the party receiving the notice serves an objection to the proposed market rent within 14 days; and

•	the parties do not agree on the market rent within 14 days after the objection is served the parties must appoint a valuer to determine the market rent.

If the parties do not agree on the name of the valuer within 28 days after the objection is served, the valuer must be nominated by the senior office-bearer of the Australian Property Institute — Victorian Division, at the request of either party.

11.1.4	In determining the current market rent for the premises the valuer must:
(a)	consider any written submissions made by the parties within 21 days of their being informed of the valuer’s appointment

(b)	determine the market rent as an expert and, unless the Act applies:

(c)	assume that the premises are available to be leased on the same conditions as those contained in this lease including any options for renewal, but with a tenant in possession

(d)	take into account the conditions of this lease including the permitted use

(e)	assume that the tenant has met all its obligations under this lease

(f)	ignore the tenant’s installations and all improvements made by the tenant to the premises without obligation to do so

(g)	ignore the goodwill of the tenant’s business and

(h)	take into account current market rents for comparable premises in the locality.
11.1.5	The valuer must determine a market rent at least equal to the current rent before the review.

11.1.6	Sub-clause 11.1.5 does not apply if the Act applies.

11.1.7	The valuer must make the determination of the rent and inform the parties in writing of the amount of the determination and the reasons for it as soon as possible after the end of me 21 days allowed for submissions by the parties.

11.1.8	If—
(a)	no determination has been made within 42 days of the parties

— appointing the valuer, or

— being informed of the valuer’s appointment, or

(b)	the valuer resigns, dies, or becomes unable to complete the valuation, then the parties may immediately appoint a replacement valuer qualified as stated in sub-clause then 11.1.3, or seek a replacement from the body named in sub-clause 11.1.3.
11.2	The valuer’s determination binds both parties.

11.3	The landlord and tenant must bear equally the valuer’s fee for making the determination. If either pays more than half the fee, the difference may be recovered from the other.

11.4	Until the determination is made by the valuer, the tenant must continue to pay the same rent as before the review date. Within 7 days of being informed of the valuer’s determination, the parties must make any necessary adjustments.

11.5	Unless the Act applies, no rent review may take place unless started within 12 months after any review date, but otherwise a delay in making a rent review does not prevent the review from taking place ana being effective from the review date.
12 FURTHER TERM(S)
12.1	The landlord must renew this lease for the further term or terms stated in item 18 if -
12.1.1	there is no unremedied breach of this lease by the tenant of which the landlord has given the tenant written notice and

12.1.2	the tenant has not persistently committed breaches of this lease of which the landlord has given notice during the term and

12.1.3	the tenant has requested the renewal in writing not more than 6 months nor less than 3 months before the end of the term. The latest date for exercising the option is stated in item 19.
12.2	The renewed lease
—	starts on the date after this lease ends,

—	has a starting rent determined in accordance with clause 11,

—	must contain the same terms as this lease but with no option for renewal after the last option fir a further term stated in item 18 has been exercised.

12.3	If the tenant is a corporation and was required to provide directors’ guarantees for this lease, the tenant must obtain guarantees of its obligations under the renewed lease from its directors in the form of clause 15.
13 SECURITY DEPOSIT
13.1	The tenant must pay a security deposit to the landlord of the amount stated in item 20 and must maintain the deposit at that amount.

13.2	The landlord may use the deposit to make good the cost of remedying breaches of the tenant’s obligations under this lease and the tenant must pay whatever further amount is required to bring the deposit back to the required level.

13.3	After this lease has ended and the tenant has vacated the premises, the landlord must refund the unused part of the deposit within 2 months.
14 NOTICES
14.1	A notice given under this lease may be given:

— by post

— by facsimile

— by delivery to the party’s:

— last known address

— registered office, or

— if to the tenant, at the premises.
14.2	Posted notices will be taken to have been received 72 hours after posting unless proved otherwise.

14.3	Notices delivered or sent by facsimile after 5.00 p.m. will be taken to have been received at 9.00 a.m. on the next business day at the place where it is received.
15 OBLIGATIONS OF GUARANTOR(S) UNDER GUARANTEE AND INDEMNITY
15.1	The guarantor in consideration of the landlord having entered into this lease at the guarantor’s request —
15.1.1	guarantees that the tenant will perform all its obligations under this lease for the term and any renewed term or terms and during any period of overholding after the end of the term and

15.1.2	must pay on demand any amount which the landlord is entitled to recover from the tenant under this lease and

15.1.3	indemnifies the landlord against all loss resulting from the landlord’s having entered into this tease whether from the tenant’s failure to perform its obligations under it or from this lease being or becoming unenforceable against the tenant.
15.2	The liability of the guarantor will not be affected by —
15.2.1	the landlord granting the tenant or a guarantor time or any other indulgence, or agreeing not to sue the tenant or another guarantor, or

15.2.2	failure by any guarantor to sign this document, or

15.2.3	transfer or variation of this lease, but if this lease is transferred the guarantor’s obligations, other than those which have already arisen, end when the term ends and do not continue into a term renewed by a new tenant nor a period of overholding.

15.2.4	the fact that this lease cannot be registered at the Land Titles Office.
15.3	The guarantor agrees that —
15.3.1	the landlord may retain all money received including dividends from the tenant’s bankrupt estate, and need allow the guarantor a reduction in its liability under this guarantee only to the extent of the amount received and

15.3.2	the guarantor must not seek to recover money from the tenant to reimburse the guarantor for payments made to the landlord until the landlord has been paid in full and

15.3.3	the guarantor must not prove in the bankruptcy or winding up of the tenant for any amount which the landlord has demanded from the guarantor and

15.3.4	the guarantor must pay the landlord all money which the landlord refunds to the tenant’s liquidator or trustee in bankruptcy as preferential payments received from the tenant.
15.4	If any of the tenant’s obligations are unenforceable against the tenant, then this clause is to operate as a separate indemnity and the guarantor indemnifies the landlord against all loss resulting from the landlord’s inability to enforce performance of those obligations. The guarantor must pay the landlord the amount of the loss resulting from the unenforceability.

15.5	If there is more than one guarantor, this guarantee binds them jointly and each of them individually.
16 DISPUTE RESOLUTION
16.1	Unless the Act applies, if the words “The mediation procedure applies to this lease” are included in item 21, the mediation procedure applies to this lease. In that event the parties must attempt to resolve any dispute by the mediation procedure, except disputes about:
16.1.1	unpaid rant and interest charged on it

16.1.2	review of rent

16.1.3	a dispute to be resolved in another way prescribed by any other provision of this lease.
16.2	The mediation procedure is:
16.2.1	a party may start mediation by serving a mediation notice on the other party.

16.2.2	the notice must state that a dispute has arisen and identify what the dispute is.

16.2.3	the parties must jointly request appointment of a mediator. If the parties fail to agree on the appointment within 7 days of service of the mediation notice, either party may apply to the President of the Law Institute of Victoria or the nominee of the President to appoint a mediator.

16.2.4	once the mediator has accepted the appointment the parties must comply with the mediator’s instructions.

16.2.5	if the dispute is not resolved within 30 days of the appointment of the mediator, or any other period agreed by the parties in writing, the mediation ceases,
16.3	The mediator may fix the charges for the mediation which must be paid equally by the parties.

16.4	If the dispute is settled, all parties must sign the terms of agreement and these terms are binding on the parties.

16.5	The mediation is confidential and -
16.5.1	statements made by the mediator or the parties, and

16.5.2	discussions between the participants to the mediation, before after or during the mediation, cannot be used in any legal proceedings.
16.6	It must be a term of the engagement of the mediator that the parties release the mediator from any court proceedings relating to the lease or the mediation.

16.7	The mediator is not bound by the rules of natural justice and may discuss the dispute with a party in the absence of any other party.

16.8	If the Act applies, so that a dispute must be referred to the Victorian Civil and Administrative Tribunal, the parties agree that each may be represented by a legal practitioner or legal practitioners of its choice.
17 GST
17.1	“GST” means GST within the meaning of the GST Act.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (as amended). Expressions used in this clause 17 and in the GST Act have the same meanings as when used in the GST Act

17.2	Except where this lease states otherwise, each amount payable by a party under this lease in respect of a taxable supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

17.3	An amount payable by the tenant in respect of a creditable acquisition by the landlord from a third party must not exceed the sum of the value of the landlord’s acquisition and the additional amount payable by the tenant under clause 17.2 on account of the landlord’s GST liability.

17.4	A party is not obliged, under clause 17.2, to pay the GST on a taxable supply to it under this Lease, until given a valid tax invoice for the supply.

17.5	An adjustment of the consideration payable under this lease to take account of the New Tax System changes referred to in the Trade Practices Act 1974 must not constitute price exploitation within the meaning of that Act or breach the guidelines in force from time to time published by the Australian Competition and Consumer Commission under Part VB of that Act.
18 CONSUMER PRICE INDEX
18.1	“Consumer Price Index” means the index published by the Australian Government Statistician under the heading “All Groups” for Melbourne.

“Rent adjustment date” means the first day of a year specified in item 16 as a year whose rent will be fixed by reference to the Consumer Price Index. “Review date” means a date specified in item 16.

18.2	An adjustment of rent by reference to the Consumer Price Index is made using the following formula:

AR = R x	CPIB
CPIA
where:	AR means adjusted rent;

R means rent before adjustment;

CPIB means the Consumer Price Index index figure for the quarter preceding the relevant rent adjustment date; and

CPIA means the Consumer Price Index index figure for the quarter preceding the most recent previous rent adjustment date or review date or, where there is no previous rent adjustment date or review date, the quarter preceding the start of the term.
18.3	If CPIB is not published until after the rent adjustment date, the adjustment is made when it is published but the adjustment takes effect from the relevant rent adjustment date. In the meantime, the tenant must continue to pay the rent at the old rate and, when the adjustment is made, the tenant must immediately pay the shortfall or the landlord must immediately repay the excess, as the case may be.

18.4	If the base of the Consumer Price Index is changed between the two comparison dates an appropriate compensating adjustment must be made so that a common base is used.

18.5	If the Consumer Price Index is discontinued or suspended then the calculation is to be made using whatever index is substituted for it. If no other index is substituted for it, the calculation is to be made using the index or calculation which the senior office-bearer of the Australian Property Institute — Victorian Division (acting as an expert and not as an arbitrator) decides is appropriate in the circumstances. This decision is binding.

18.6	Unless the Act applies, the adjustment is not made if it would result in a decrease in the rent payable.
19	ADDITIONAL PROVISIONS

Any additional provisions set out in item 22 -
19.1	bind the parties and

19.2	if inconsistent with another provisions of this lease, override them.
• • • • •

SCHEDULE.

Item 1 [1.1]	Landlord	Jane Sergi of 8 Annesley Court Mount Waverly, Victoria, 3149.

Item 2 [l.l]	Tenant	Universal Biosensors Pty Ltd (ACN 098 234 309) 103 Ricketts Road Mount Waverley, Victoria, 3149

Item 3 [1.1]	Guarantor	Bank guarantee equivalent to two (2) months’ rental.

Item 4 [1.1]	Premises Land	103 Ricketts Road, Mount Waverley, Victoria, 3149.

Item 5 [l.l]	Landlord’s Installations	See Annexure A

Item 6 [l.l]	Rent	$174,353.95 per annum, exclusive of Goods and Services Tax.

Item 7 [l.l]	Tenant’s Installations	Not applicable.

Item 8 [l.l]	Term of the lease	One (1) term of two (2) years and nine (9) months starting on 7 December 2004.

Item 9 [2.1.1]	How Rent is to be paid	Monthly in advance to the Landlord commencing on 7 December 2004.

Item 10 [2.1.2]	Outgoings which the Tenant must pay or reimburse	If there are any building operating expenses, building rate expenses or premises rate expenses the Landlord may pre- estimate them for any period of up to a year, and collect an equal part of them each month during the period on the same day as rent is due, and collect any shortfall from (or credit any excess to) the Tenant at the end of each financial year. For the first year of the lease, the monthly payment on account of such expenses is as follows (save and except for Land Tax which will be paid at the rate provided below):

City of Monash Council Rates:	$4,333.50
Land Tax (Single Holding Basis:	$4,000.00
Water Rates:	$917.00
Insurance:	$1.174.40

$10,424.90

being monthly payments of:	$868.74
Air Conditioning Service Contract and FBS fire servicing shall be paid directly by the tenant.

	Tenant’s proportion of Building Outgoings	100%

Item 11 [2.1.7]	Risks which the insurance policies must cover	Fire, Flood, Lighting, Storm and Tempest, Explosion, Riots and Civil Commotion, Strikes, Malicious damage, Earthquake, Impact by Vehicles, Impact by Aircraft and articles dropped from them, Internal Flood Water and such other risks as the Landlord reasonably specifies from time to time.

Item 12 [2.1.7 & 2.3]	Amount of public risk insurance cover	$10,000,000.00.

Item 13 [2.1.7]	Period of loss of rent and outgoings insurance	Not applicable.

Item 14 [2.1.10]	Interest rate on overdue money	The rate fixed from time to time pursuant to the Penalty Interest Rates Act 1983 .

Item 15 [2.2.1]	Permitted use	Office and factory.

Item 16 [2.-2.1,11,18]	Review date(s)	Annually — adjusted by way of four percent (4%) increase as follows:

Year 2: $181,328.10 (exclusive of GST) per annum

Year 3: $188,581.25 (exclusive of GST) per annum

Item 17 [2.1.1,11,18]	Who may initiate reviews	Not applicable.

Item 18 [12]	Further term(s)	None.

Item 19 [12]	Latest date for exercising option	Not applicable.

Item 20 [13]	Security deposit	Deposit equal to one (1) months rental. The deposit will be applied by the Landlord to the first month’s rental.

Item 21 [16.1]	The mediation procedure applies to this lease

Item 22 [19]	Additional provisions	22. 1 The Landlord agrees to paint and repair where required the facade of the building.

22.2 The Landlord agrees to repair rising damp where required in the reception area and toilet area.

Right of First Refusal

22.3 In consideration of the entry into this Lease and if the Tenant is not in default under it, the Landlord grants to the Tenant the right of first refusal to purchase the property should the Landlord decide to sell it during the term of this Lease or any extension thereof.

22.4	If the Landlord decides to sell the property he may only do so on the following terms:

(a)	The Landlord shall extend an offer of sale to the Tenant.

(b)	The Tenant shall have fourteen (14) days to exercise the right of purchase.

(c)	The Landlord shall nominate a price and other conditions on which it is prepared to sell the property.

(d)	The Tenant may indicate his acceptance of the offer by responding in writing with fourteen (14) days and submitting an executed contract of sale of land for the properly.

(e)	If the Tenant fails to respond in writing to the offer within fourteen (14) days, then this right of first refusal shall he deemed waived.

(f)	Should the Tenant fail to exercise the right of first refusal hereby granted, the Landlord may sell the property on terms no less favourable than those offered to the Tenant

22.5	The right of first refusal shall not apply if the Landlord chooses to sell the property at Public Auction.
Reinstatement of Premises
22.6	The Tenant is not responsible for reinstating any variations made to the premises at the end of this Lease.

22.7	For the purpose of item 22.6 of this Schedule, references to “Variation” mean a non-structural fit out installed by USF Filtration Pty Ltd (ACN 002 490 208) or the Tenant.

22.8	Nothing contained in item 22.6 and item 22.7 of this Schedule shall affect the obligations of the Tenant pursuant to clause 3 and clause 5 of this Lease.
Land Tax
22.9	The Landlord and the Tenant agree that the maximum amount of land tax (calculated on a single holding basis) to be paid or reimbursed by the Tenant will be $4,000.00 per annum.

ANNEXURE“A”
LANDLORD’S INSTALLATIONS
•	Air conditioning

•	Ceiling lighting

•	Fire system

•	Security System

•	Reception desk

•	Floor coverings

•	Computer cabling

•	Fixed cupboards and shelves
Production Area
•	Vacuum system

•	Electrical points

•	Compressed air system
Laboratories
•	Fume extraction cupboard
Office Area
•	Boardroom sink

•	Boardroom shelving

•	Blinds

•	Fixed shelving in photocopy room
Canteen
•	Kitchen units

•	Dishwasher